EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT is entered into as of __________, 2001, by and among ASPI EUROPE, INC., a Delaware corporation (the "Company"), having an office at 1940 West 11th Avenue, Vancouver, British Columbia, V6J 2C6, Canada, and the parties listed on Schedule A hereto (the "Investors").

RECITALS

     The Investors are purchasing shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), as of the date of this Agreement. The execution by the Company and the Investors of this Agreement is a condition to such purchase of such shares.

AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions

     For purposes of this Agreement:

     (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "U.S. Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registrable Securities" means (i) Common Stock issued on ____________, 2001 to the original parties to this Agreement or upon the exercise of common stock purchase warrants issued to the original parties to this Agreement on _____________, 2001 and (ii) any Common Stock issued to the original parties to this Agreement as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock;

     (c) The number of shares of "Registrable Securities then outstanding" shall be determined by adding the number of shares of Common Stock outstanding which are Registrable Securities and the number of shares of Common Stock issuable pursuant to exercisable, convertible or exchangeable securities which are Registrable Securities;

     (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities who is a party to this Agreement as of the date hereof or who may be added as a party hereto pursuant to the terms of this Agreement;

     (e) The term "affiliate" shall mean with respect to any person, any other person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such person;

     (f) The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

     (g) The term "Form S-3" means such form under the U.S. Securities Act as in effect on the date hereof or any registration form under the U.S. Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

     (h) The term "SEC" means the United States Securities and Exchange Commission.


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2.   Request for Registration

     (a) For a period of one (1) year from the date of this Agreement, if the Company raises an aggregate of at least $2.5 million in gross proceeds to the Company through the issuance of equity for cash within one (1) year following the date of this Agreement, including securities purchased pursuant and as of the date of this Agreement, and if the Company shall receive a written request from a group of Holders ("Initiating Holders") owning Registrable Securities aggregating at least thirty percent (30%) of the aggregate number of Registrable Securities outstanding as of the date of this Agreement requesting that the Company file a registration statement under the U.S. Securities Act with respect to shares of Common Stock that are Registrable Securities having an aggregate offering price to the public of at least US$1,000,000, then the Company shall, within ten (10) days of the receipt of such request, give written notice of such request to all Holders and shall use its reasonable best efforts to effect as soon as practicable the registration under the U.S. Securities Act of all Registrable Securities which the Holders request to be registered in a written request to be given within thirty (30) days of the mailing of such notice by the Company.

     (b) If after receiving a written request by a group of Holders to file a registration statement that satisfies the requirements of Section 2(a) above, such registration statement is not effective with the SEC within one hundred twenty (120) days thereafter (the "Required Effective Date"), the Company shall issue shares of Common Stock equal to three percent (3%) of the Registrable Securities sought to be registered by each Holder requesting such registration for each full sixty (60) day period following the Required Effective Date that the registration statement is not effective (the "Penalty Shares"). The issuance of Penalty Shares, however, shall be subject to the availability of an exemption from registration under the U.S. Securities Act relating to the issuance of such Penalty Shares.

     (c) The Initiating Holder(s) may distribute the Registrable Securities covered by its or their request by means of a public offering underwritten by a recognized national or regional underwriter or underwriters designated by the Initiating Holder(s) in the registration request hereunder and approved by the Company, which approval shall not be unreasonably withheld. If the offering is underwritten, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 4(p)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with this Section 2(c). Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Initiating Holder(s) in writing that factors relating to the pricing or marketing of the securities to be underwritten require a limitation of the number of securities to be underwritten, then the Initiating Holder(s) shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and either (i) the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holder(s), in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder provided, however, that no Registrable Securities shall be excluded from a registration requested pursuant to the terms hereof until all other outstanding securities of the Company shall have first been excluded from such registration or (ii) the Initiating Holder(s) shall designate another underwriter or other underwriters, which designation shall be subject to approval by the Company in accordance with this Section 2(c). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     (d) The Company is obligated to effect only one (1) registration pursuant to this Section 2. The Company may elect to use Form S-3 to satisfy any registration pursuant to this Section 2 if (i) such form is available and (ii), if an underwritten offering, the managing underwriter does not believe that the use of such form will impair the pricing or marketing of the securities to be underwritten. The Company shall not be obligated to effect a registration under this Section 2 if it delivers written notice to the Initiating Holder(s) within thirty (30) days of any request for registration of its intent to file a registration statement for an offering by the Company within one hundred twenty
(120) days and files such registration  statement during such one hundred twenty
(120) day period, in which case a sale by the Initiating Holder(s) under such registration statement, pursuant to Section 3, of Registrable Securities for which registration had been requested pursuant to this Section 2 shall not be considered a registration for purposes of this Section 2.



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

3.   Company Registration.

     For a period of one (1) year following the date of this Agreement, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for Initiating Holder(s) or for stockholders other than the Holders) any of its Common Stock or other securities under the U.S. Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement on Form S-8, Form S-4 or other limited purpose form), the Company shall, at each such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 8 if an underwritten offering, cause to be registered under the U.S. Securities Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration; and provided further that the Company's obligation under this Section 3 shall be subject to the Company's obligations to any holder of securities that shall have registration rights which limit or forbid the inclusion of the Registrable Securities in any registration statement.

4.   Obligations of the Company and the Holders

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) file with the SEC a registration statement under the U.S. Securities Act on a form appropriate to register the resale of Registrable Securities by the selling Holders;

     (b) use its reasonable best efforts, subject to receipt of necessary information from the selling Holders, to cause such Registration Statement to become effective as promptly after filing as practicable;

     (c) furnish or cause to be furnished a copy of each Registration Statement, amendment or supplement to each Registration Statement or prospectus used in connection therewith to be furnished to counsel designated pursuant to Section 6 or 7 hereof prior to filing;

     (d) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earlier to occur of (i) 120 days after the effective date of the Registration Statement or
(ii) such time as all Registrable Securities have been sold pursuant thereto;

     (e) furnish to the selling Holders with respect to the Registrable Securities registered on the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of the Registration Statement and any amendments thereto, the prospectus contained therein (including any preliminary prospectus) and any supplements thereto and such other documents as the selling Holders or underwriter may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the selling Holders;

     (f) use its best efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Holders and do any other reasonable and customary acts or things which may be necessary or advisable to permit such registration or qualification, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     (g) promptly notify the selling Holders of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

     (h) promptly notify the selling Holders of any request by the SEC after the Registration Statement has become effective for the amending or supplementing of the Registration Statement or prospectus or for additional information;



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

     (i) promptly notify the selling Holders if at any time the Company shall determine that the Registration Statement or any prospectus included therein shall contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and thereafter, subject to Paragraph 4(j) and the last paragraph of this Section 4, promptly prepare and file with the SEC an amendment to the Registration Statement or a supplement to the prospectus as may be necessary to correct such untrue statement or omission, and notify the selling Holders of such filing;

     (j) prepare and file as soon as reasonable with the SEC and promptly notify the selling Holders of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the U.S. Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that if the Board of Directors of the Company determines that amending the Registration Statement or supplementing the prospectus would be detrimental to the Company, then notwithstanding this Section 4(j) the Company may defer such amendment or supplement for up to 120 days, provided that: (i) the Company shall not use such right of deferral with respect to any Registration Statement for more than an aggregate of 120 days in any 12-month period; and (ii) the number of days the Company is required to keep the Registration Statement effective shall be extended by the number of days for which the Company shall have used such right of deferral;

     (k) advise the selling Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

     (l) if such registration includes an underwritten public offering, use its reasonable best efforts to furnish on the effective date of the Registration Statement at the closing provided for in the underwriting agreement: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters as such underwriters may reasonably request and (ii) a letter, dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, in customary form and covering such matters as such underwriters may reasonably request, in which letter such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the U.S.
Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the U.S. Securities Act;

     (m) otherwise comply with all applicable rules and regulations of the SEC;

     (n) provide the selling Holders and any underwriters of Registrable Securities a reasonable opportunity to perform due diligence concerning the Company, including a reasonable opportunity to interview officers and employees of the Company and to review documents relating to the Company;

     (o) make available its officers and employees and otherwise provide reasonable assistance (taking into account the needs of the Company's business) to any underwriters of Registrable Securities in their marketing of Registrable Securities; and

     (p) enter into a customary underwriting agreement with any underwriters of Registrable Securities selected in accordance with Section 2(c) which shall include representations and warranties, covenants and indemnities of the Company typical in underwriting agreements pertaining to transactions of this type.

     If a Holder  receives a  notification  from the  Company  pursuant  to this
Section 4 that a Registration Statement or prospectus contains an untrue statement or omission or that the Company is exercising its rights pursuant to
Section 4(j), then such Holder shall: (i) keep the fact of such notification and its contents confidential



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

and (ii) immediately suspend all sales of securities of the Company and any use of the Registration Statement or prospectus as to which the notification applies, until such time as such Holder receives notification from the Company that an amendment to the Registration Statement or a supplement to the prospectus has been filed correcting said untrue statement or omission.

5.   Furnish Information

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to any selling Holder that such selling Holder shall furnish to the Company such information and affidavits regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of its Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

6.   Expenses of Demand Registration

     All expenses (other than underwriting discounts and commissions relating to Registrable Securities sold by the Holders but including the fees and disbursements not exceeding US$20,000 per registration of one special counsel to the selling Holders) incurred in connection with the underwriting, registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Initiating Holder(s) or the Holders of a majority of the Registrable Securities to be registered (in which case the Initiating Holder(s) or such Holders, as the case may be, shall bear such expenses), unless the Initiating Holder(s) with respect to such registration request shall agree to forfeit its or their right to its one demand registration pursuant to Section 2.

7.   Expenses of Company Registration

     All expenses (other than underwriting discounts and commissions relating to Registrable Securities being sold by the Holders but including the fees and disbursements not exceeding US$20,000 per registration of one special counsel to the selling Holders) incurred in connection with registrations in which any Holders participate pursuant to Section 3, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company.

8.   Underwritten Offering

     If any registration pursuant to Section 3 or 4 is underwritten in whole or in part, the Company may require that the Registrable Securities included in the registration be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If the total amount of securities, including Registrable Securities and any other securities of the Company whose holders have registration rights, requested by stockholders (including the Holders) to be included in such offering exceeds the amount of securities that the underwriters believe compatible with the success of the offering, from a pricing or marketing point of view, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not impair the pricing or marketing of the securities to be underwritten the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of Registrable Securities, and other securities of the Company whose holders have registration rights, owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders; provided, however, the managing underwriter of any underwritten initial public offering of the Company's securities has the sole discretion to exclude all Registrable Securities from any such registration.

9.   Delay of Registration

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.



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10.  Indemnification

     In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, agents, employees and directors of each Holder, any underwriter (as defined in the U.S. Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the U.S. Securities Act or the Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the U.S. Securities Act, the U.S. Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (a "Violation") and the Company will reimburse each such Holder, partner, officer, agent, employee or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, any Holder, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its officers, directors, agents or employees, each person, if any, who controls the Company within the meaning of the U.S. Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its partners, agents, employees, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, partner, agent, employee, officer, controlling person, or underwriter, or other such Holder or director, officer, partner, agent, employee or controlling person may become subject, under the U.S. Securities Act, the U.S. Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such partner, agent, employee, director, officer, controlling person, underwriter or other Holder, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that each selling Holder shall be liable, under this Section 10(b) for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds to such selling Holder as a result of such registration.

     (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. In such event the Indemnifying Party shall not be liable for the fees of more than one counsel for all indemnified parties (plus local counsel if actions are pending in more than one jurisdiction) with respect to any action or actions based on the same registration statement. The failure to deliver written notice to the indemnifying party within a reasonable period of



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time of the  commencement  of any such action shall  relieve  such  indemnifying party of any liability to the indemnified party under this Section 10 to the extent materially prejudicial to its ability to defend such action.

     (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omissions.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, provided that the provisions of an underwriting agreement which differ from the provisions set forth herein shall not reduce the indemnification obligations of the parties hereunder unless otherwise expressly agreed by the Company and the Holders, and the Company shall not require the Holders to so agree as a condition to signing any underwriting agreement.

11.  Reports Under the U.S. Securities Act

     With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the U.S. Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its reasonable best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the U.S. Securities Act and the U.S. Exchange Act; and

     (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144 (at any time after 120 days after the effective date of the first registration statement filed by the Company), the U.S. Securities Act and the U.S. Exchange Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

12.  "Market Stand-Off" Agreements

     (a) The Holders severally hereby agree that they each shall not, to the extent requested by the managing underwriter of a public offering in which Shares (as defined below) are sold, directly or indirectly, offer, sell, pledge, contract to sell, transfer the economic risk of ownership in, make any short sale, grant any option to purchase or otherwise dispose of any Voting Common Stock or Non-Voting Common Stock (collectively, "Stock") or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Stock, including, without limitation, shares of Voting Common Stock and Non-Voting Common Stock which may be deemed to be beneficially owned by the Holders in accordance with the rules and regulations of the SEC and shares of Voting

Common Stock or Non-Voting Common Stock which may be issued upon exercise of a stock option or warrant, or enter into any Hedging Transaction (as defined below) relating to Stock (each of the foregoing referred to as a "Disposition") for a period of 180 days after the effective date of the registration statement relating such public offering (the "Lock-Up Period") unless the managing underwriter otherwise agrees; provided, however, that all officers and directors of the Company enter into similar agreements. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares. For purposes of this Section 12, "Shares" shall mean equity securities of the Company that are, or that are convertible directly or indirectly into, Voting Common Stock or Non-Voting Common Stock.

     (b) Each Holder hereby agrees to execute and deliver in a timely manner an agreement in customary form proposed by such managing underwriter confirming the foregoing covenants.

     (c) In order to enforce the foregoing covenants, the Company may impose stop transfer instructions with respect to the Registrable Securities of the Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

13.  Notices

     All notices and other communications called for or required by this Agreement shall be in writing to the parties at their respective addresses stated on the first page hereof or on Schedule A hereto, or to such other address as a party may subsequently specify and shall be deemed to have been received (i) upon delivery in person, (ii) upon the passage of ninety-six (96) hours following post by first class mail, (iii) upon the passage of twenty-four
(24) hours following post by overnight receipted courier service, or (iv) upon transmittal by confirmed telex or facsimile provided that if sent by facsimile a copy of such notice shall be concurrently sent by mail, postage prepaid, with an indication that the original was sent by facsimile and the date of its transmittal.

14.  Assignment of Registration Rights

     The rights and privileges granted under this Agreement are not transferable or assignable by any party hereto.

15.  Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holders of at least seventy-five percent (75%) of the Registrable Securities. Notwithstanding the foregoing, this Agreement, including without limitation Schedule A attached to this Agreement, may be amended by the Company without the consent of any of the Holders of Registrable Securities. Any persons added to this Agreement after the date of this Agreement and execute a counterpart signature page of this Agreement shall be deemed to be an "Investor" for all purposes under this Agreement.

16.  Termination of Registration Rights

     The registration rights described in Sections 2 and 3 of this Agreement shall terminate with respect to any Holder the earlier of (i) one (1) year from the date of this Agreement or (ii) such time that all Registrable Securities held by such Holder can be sold without registration in compliance with Rule 144 under the U.S. Securities Act.

17.  Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18.  Governing Law

     This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to its choice of law and conflict of laws rules.

19.  Counterparts

     This Agreement may be signed in one or more counterparts, each of which may be termed an original, but all of which together shall constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.

20.  Entire Agreement

     This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.


                                      ASPI EUROPE, INC.
                                      a Delaware corporation



                                      By:  ------------------------------------
                                      Name:
                                      Title:

                                      Address: ---------------------------------
                                               ---------------------------------
                                      Facsimile No.: ---------------------------
                                      E-mail Address: --------------------------

Investors Signature Page to Registration Rights Agreement


                                      INVESTOR:


                                      ------------------------------------------

                                      Address: ---------------------------------
                                               ---------------------------------
                                      Facsimile No.: ---------------------------
                                      E-mail Address: --------------------------

SCHEDULE A